UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2005

China Energy Savings Technology, Inc.
(Exact name of registrant as specified in its Charter)

Nevada	000-31047	86-0995730
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Central Plaza
18 Harbour Road
Suite 3203A
32nd Floor
Hong Kong, China
(Address of Principal Executive Offices)

852-2588-1228
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)	RESIGNATION OF DIRECTORS

Effective July 1, 2005, Mr. Dennis Yu Won-Kong (“Mr. Yu”) resigned as a member of the board of directors of the Registrant and will also no longer serve as a member of the Company’s audit committee. There were no disagreements between Mr. Yu and any officer or director of the Registrant. The Registrant has provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Yu and has informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Yu as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

Effective July 1, 2005, Mr. Li Shilong (“Mr. Li”) resigned as a member of the board of directors of the Registrant. There were no disagreements between Mr. Li and any officer or director of the Registrant. The Registrant has provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Li and has informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and, if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Li as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

Effective July 1, 2005, Mr. Lee Kam Man (“Mr. Lee”) resigned as a member of the board of directors of the Registrant. There were no disagreements between Mr. Lee and any officer or director of the Registrant. The Registrant has provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Lee and has informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and, if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received by the Registrant from Mr. Lee as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b)	RESIGNATION OF CHIEF FINANCIAL OFFICER

Effective July 1, 2005, Mr. Poon Kam-Wah resigned as the Chief Financial Officer of the Registrant.

(c)	APPOINTMENT OF DIRECTORS

Effective July 1, 2005, Mr. Lawrence Lok Yuen-Ming (“Mr. Lok”) was appointed as a member of the board of directors of the Registrant and as the Company’s Chief Financial Officer.

Effective July 1, 2005, Ms. Pang Jing-Wen (“Ms. Pang”) was also appointed as a member of the board of directors of the Registrant and was appointed as a member of the Registrant's audit committee.

Pang Jing-Wen. Ms. Pang Jing-Wen, age 41, is an Assistant Certified Public Accountant in China. She earned her bachelors degree from the Renmin University of China, majoring in Statistics. She has over 10 years experience in financial management. For the past three years she has been working with Win’s Technology Development Limited (“Win’s) as its Treasurer in Beijing. Prior to joining Win’s, Ms. Pang worked with the Beijing office of Asia Trading Ltd. of Japan as an accounting manager from 1999 to 2002.

(d)	APPOINTMENT OF CHIEF FINANCIAL OFFICER

Effective July 1, 2005, Mr. Lawrence Lok Yuen-Ming was appointed as the Chief Financial Officer of the Registrant.

Lawrence Lok Yuen-Ming. Mr. Lawrence Lok Yuen-Ming, age 45, is the Chief Financial Officer of China Energy Savings Technology, Inc. Mr. Lok received his Master’s Degree in Economics (major in Professional Accounting) from Macquarie University, Sydney NSW Australia in 1989. Mr. Lok is an Australian chartered accountant and has over 20 years experience in professional accounting and finance. He has served as a director in Australia and Hong Kong publicly listed companies. Since 2000, Mr. Lok has been the Chief Executive Officer and an Executive Director of CSI Investment Management Limited, a Hong Kong Securities and Futures Commission registered investment advisor.

Mr. Lok has no family relationships with any of the Company’s other executive officers or directors. No transactions occurred in the last two years to which the Company was a party in which Mr. Lok had or is to have a direct or indirect material interest.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Letter of Resignation by Mr. Dennis Yu Won-Kong to the Board of Directors of China Energy Savings Technology, Inc.
99.2	Letter of Resignation by Mr. Li Shilong to the Board of Directors of China Energy Savings Technology, Inc.
99.3	Letter of Resignation by Mr. Lee Kam Man to the Board of Directors of China Energy Savings Technology, Inc.

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Savings Technology, Inc.

Date: July 1, 2005	By:	/s/ Sun Li

Sun Li Chief Executive Officer